EXHIBIT 99.1

FINAL TRANSCRIPT

Conference Call Transcript

LTC - LTC Properties Acquisition Announcement

Event Date/Time: Sep. 08. 2005 / 11:30AM ET

Event Duration: N/A

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Sep. 08. 2005 / 11:30AM, LTC - LTC Properties Acquisition Announcement

CORPORATE PARTICIPANTS

 Andre Dimitriadis

 LTC Properties - CEO

 Wendy Simpson

 LTC Properties - CFO

 Clint Malin

 LTC Properties - Chief Investment Officer

CONFERENCE CALL PARTICIPANTS

 Jerry Doctrow

 Legg Mason - Analyst

 Scott Schlecter (ph)

 Kayne Anderson - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the LTC Properties acquisition announcement conference call. My name is Ann Marie, and I’ll be your coordinator for today. At this time, all participants are in listen-only mode. We will be conducting a question-and-answer session towards the end of today’s conference. If at any time during the call you require assistance, please press star followed by zero and a coordinator will be happy to assist. I would now like to turn call over to Mr. Andre Dimitriadis, Chief Executive Officer. Sir, you may proceed.

 Andre Dimitriadis - LTC Properties - CEO

 Hi. Good morning, ladies and gentlemen. I, as usual, will read this statement that Wendy makes sure I read every time and that is this presentation may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company’s actual results in the future to differ materially from expected results. These risks and uncertainties include, among others, general economic conditions, the availability of capital competition within the financial services and real estate markets, performance of tenants and borrowers within LTC Properties’ portfolio and regulatory and other changes in the health care sector as described in the Company’s filings with the Securities and Exchange Commission.

With that, if I may begin a brief introduction. We wanted to share with you what did we do with the proceeds of the latest equity offering, which if you recall, we raised just below $33 million. As the announcement said yesterday, we closed transactions totaling $32.6 million, of which $27 million was for the lease of three buildings in New Mexico with one of our existing operations. We’re very, very happy to do that deal as well as the two others for $5.6. Wendy will give you all the details.

We also wanted to update a little bit our belief of how we are going to end up being this year — doing this year, from an FFO point of view. As we said in the announcement, we are doing between $1.67 and $1.71 this year, of which about $0.06 would be in straight line rent. Next year and depending on the levels of investments, we see a range of $1.76 on the low side to $1.82 on the high side and of course we’ll work to even try to do better than that range implies, again, depending on, as I said, on levels of investment. I will answer any questions you may have about that later on.

Also, I want to say how everyone here at LTC was incredibly saddened by the catastrophe that has hit our country. We at LTC have decided that our Company will donate to the Red Cross, to the special account devoted for this catastrophe, $50,000 to the extent that, of course, it affects our overall earnings pool, this is coming from all of us here. On the other hand, I personally as a naturalized citizen of this great country have decided I need to do something as well personally, and I’m adding another $50,000 check. So out of LTC, $50,000 from the Company and $50,000 from me. We’ll go $100,000, which I recognize is nothing compared to the terrible things that our fellow citizens have endured there, but our prayers are with them. We also have sold at nominal price, I believe, $1,000, Wendy, to an individual an empty nursing home that we had in which he’s hoping to convert and has put it at the disposal of FEMA, I believe, to house people who have been displaced from their homes temporarily, I hope, of course. With that, may I turn over the meeting to Wendy maybe to elaborate if you want.

 Wendy Simpson  - LTC Properties - CFO

Yes. I wanted to say in addition, that LTC Properties, the Company, is not aware of any properties that we own or have mortgaged that were in the path of Katrina or damaged by Katrina. We charted where Katrina hit and called all of those properties, and there was no damage reported. So in that case, the Company was relatively lucky as a company, but we do regret the loss that the nation and especially the people of Mississippi and Louisiana have faced.

Relative to our good news on the investment front, the three properties in New Mexico was a unique opportunity for us because they were with an operator that we had done business with before. We are very comfortable with them. They were very comfortable with our lease terms, and we were able to commit in a very short period of time. They were able to get this unique opportunity for themselves. Our goal is we have three other properties with this particular company. Our goal is, within a short period of time, to roll those other three properties, if certain things happen in the future, into a single master lease so that all the properties to this operator will be under one master lease. We certainly learned our lessons back in the early 2000 and late 1999 that cross-collateralizing wasn’t as strong as master leasing. So one of our strategic goals, which we’ve talked about in the past, is as we add things to operators or bring in new operators, we look for master leases. So we will be attempting to do that. The loans were also to people we had done work with in the past, and we wouldn’t normally have made a press release about this level, $5.6 million in loans, but we wanted to tie it in for the investors and the market in general about what we did do with the proceeds from our equity offerings since it was relatively unique for this Company to do an equity offering, and we did it at a very good price for the Company. We didn’t have specific use of the funds that we could say at the time, we had this in mind, these transactions in mind. There was still the possibility that they wouldn’t have closed, and there was also the possibility that they wouldn’t close until October, November. There was an amount of time still that they had to close, but of course, the operator wanted them as quickly as possible, and everything fell into place. So we were able to help them close at the 1st of September. So there were a lot of things when we raised the money that we could still be sitting with the money, but it was good that we had this opportunity, that we were able to close the opportunity, and we had these two smaller loans. The reason it was included in this press release was to really tie out the raising of the capital to the use of the capital. We’ve scrubbed our numbers for ‘05 and ‘06 and, as Andre said, we believe that this is a range that we can achieve. We might have other opportunities. We, of course, are always out looking for them. Clint, who is our new Chief Investment Officer, has been doing a terrific job in turning up opportunities, and we look forward to more this year. We’ll be going to NIC and we’ll be going to the NAREIT conference in Chicago. We’re making calls. We’re letting people know that we have cash available, and we have interest in making investments. So we’re hopeful that the end of this year will be — we’ll be able to announce additional transactions, additional acquisitions or loans during the fourth quarter.

We have also — we have also been able to — we’ve also been able to do something that has enabled us at the end of the third quarter, we will no longer have any REMICs. We’ve been able to pay off the last outstanding certificates, third-party certificates — I should say we will by the middle of this month have done that. Therefore, our balance sheet will show for this year going forward when we do audits it’s still going to have REMIC disclosure but there’s going to be no REMIC balances. So REMIC income that anybody has modeled will go from REMIC income up to mortgage interest income. There won’t be a significant change, and the only significant change would actually be a slight positive change from our REMIC income. But we will have gotten rid of those awful REMICs that Moody’s always hated, and we will no longer have REMIC reporting for current activities. Andre was thinking that we’d get rid of it all, all those pages and pages of REMIC disclosures. Unfortunately not for three years.

 But we can’t because of the comparative nature of financial statements. However, it is going to make our statements easier to understand. We’ve also called some Kansas City bonds that we will be paying part of those off at the end of the September, reducing our debt even further. So September 30th balance sheet will be even more easily understood for the reader than in the past. That’s basically all that I have from the accounting side to disclose. Andre?

 Andre Dimitriadis  - LTC Properties - CEO

 Why don’t we again open it for questions?

 QUESTION AND ANSWER

Operator

Thank you. Ladies and gentlemen, if you wish to ask a question, please press star, followed by 1, on your touch-tone phone. If your question has been an answered or you wish to withdraw your question, please press star, followed by 2. Again, to ask a question the command is star 1. Your first question will come from Jerry Doctrow with Legg Mason. Please proceed

 Andre Dimitriadis  - LTC Properties - CEO

 Good morning, Jerry.

 Jerry Doctrow - Legg Mason - Analyst

 I have just a handful of things. What’s the yield on the mortgages? I know it’s only 5.6 million, but I didn’t see that in the press release.

 Andre Dimitriadis  - LTC Properties - CEO

 About 10%. Clint?

 Clint Malin - LTC Properties - Chief Investment Officer

 A little over.

 Andre Dimitriadis - LTC Properties - CEO

 10 to 10 1/2.

 Jerry Doctrow - Legg Mason - Analyst

 Okay.

 Andre Dimitriadis - LTC Properties - CEO

 But I prefer not to give too many details.

 Jerry Doctrow - Legg Mason - Analyst

 Okay. In terms of the refinancing and stuff you’re doing, is your interest rate going down, or where do you think we should be about as a run rate on the outstanding debt at this point? Because it had bounced up in second quarter.

 Andre Dimitriadis - LTC Properties - CEO

 The outstanding debt, as Wendy mentioned, would be now only — did we give any number? We didn’t give a number. Let’s not give a number. I mean, you’ll be very pleased when you see the balance sheet, but you want an average —

 Jerry Doctrow - Legg Mason - Analyst

 Basically, what I’m trying to do, Andre, is I’m having trouble getting to the low end of your range. My sense is that it’s difference either in outstanding debt or interest rates or probably doing it so I was just trying to get a sense of where that is, where interest costs are.

 Andre Dimitriadis - LTC Properties - CEO

 I mean, there is no floating rate debt. There is very little. We are very little borrowed under the revolver, so that’s not the question. Whatever remains there, you want to know the average. I can’t tell you offhand the average. If I were to take a flying guess, it’s around — oh well, I don’t want to take a flying guess, because we don’t have to disclose that.

 Jerry Doctrow - Legg Mason - Analyst

 Okay. And when the refinancing that Wendy mentioned, I assume that’s being done to further reduce debt costs as well as just pay off some stuff, you’re taking out relatively high yielding debt?

 Wendy Simpson - LTC Properties - CFO

 Right.

 Andre Dimitriadis  - LTC Properties - CEO

 We are simplifying the balance sheet.

 Jerry Doctrow - Legg Mason - Analyst

 Okay. And so what’s the rate on the bonds that you’re taking out? How’s that?

 Andre Dimitriadis - LTC Properties - CEO

 7.75.

 Jerry Doctrow - Legg Mason - Analyst

 Okay. Okay. Just a couple more, if I could. What level of kind of acquisition assumptions are you building into kind of your guidance?

 Andre Dimitriadis - LTC Properties - CEO

 Well, because of the range, they vary extensively. As we get into the next year, I will narrow that range, and we will then spell out the specific assumptions. But within — I mean, that range, we’re very sure to achieve the lower side of that range.

 Jerry Doctrow - Legg Mason - Analyst

 Okay. Even without additional investments, or you’re still — there’s some investments still building into the lower end as well?

 Andre Dimitriadis - LTC Properties - CEO

 I would rather not answer that question.

 Jerry Doctrow - Legg Mason - Analyst

 All right.

 Andre Dimitriadis  - LTC Properties - CEO

 Again, I mean, the trouble is whatever we say here, are we going to issue an 8-K –

 Wendy Simpson  - LTC Properties - CFO

 We’re going to have this transcribed.

 Andre Dimitriadis  - LTC Properties - CEO

 Okay. Then let me answer that question. No, there are no investments assumed in the lower part of that range.

 Jerry Doctrow  - Legg Mason - Analyst

 Okay. And just then maybe backing off from a strategic standpoint, I understand you raised the equity, you spent the equity. But with the debt so low, why wouldn’t you be leveraging up more? You really didn’t need the equity —

 Andre Dimitriadis  - LTC Properties - CEO

 I think you’re absolutely right. I think Wendy and I got caught in that deleveraging spree, but it’s been very good. What we’ve done is we’ve deleveraged selectively in order to prepare the balance sheet to be a stronger balance sheet. Now are we going to releverage it? Yes. Now we need — probably our next excursion is some form of debt. We have a $65 million revolver. We have very little utilization of it. Our bankers remind us that we need to use the revolver a little more if we want to have a revolver and we want it well priced, as we do. So we are going to find some more usage under the revolver. Maybe given the events of five years ago, I personally probably had more of a reluctance to see the revolver carry anything, but that’s wrong. With the type of balance sheet we have now, that you will see on September 30th, you could be having the revolver under a permanent $20 or $25 million and feel incredibly comfortable with that and never worry about it.

 Jerry Doctrow  - Legg Mason - Analyst

 Okay and —

 Andre Dimitriadis  - LTC Properties - CEO

 So I think our next raising of funds, Wendy, probably is in the debt.

 Wendy Simpson  - LTC Properties - CFO

 Absolutely. And when we raised the equity, it was for a couple of reasons. One is we were being — if we ever wanted to go up for a rating again, which, of course, every company would like to have an investment grade rating, one of the issues that has always been brought up was our REMICs. Another issue was our size. We needed more market cap, so a common issue gave us more market cap and we needed more float. And so that was a couple of the really determining factors in the equity raising most recently, but as Andre said, we really could have done it with debt but next — we still can. That’s our next availability, is to raise debt.

 Jerry Doctrow  - Legg Mason - Analyst

 I guess you sort of anticipated my last question, which was obviously with your balance sheet looking like this, would you go back and seek a rating and do you have any expectations of how that might play out?

 Andre Dimitriadis  - LTC Properties - CEO

 At some point. At some point. Not yet.

 Jerry Doctrow  - Legg Mason - Analyst

 Okay. Okay. Great. Thanks.

 Andre Dimitriadis  - LTC Properties - CEO

 Thank you, Jerry.

Operator

 And as a reminder ladies and gentlemen, it is star 1 if you do wish to ask a question. Your next question comes from Scott Schlecter with Cain Anderson. Please proceed.

 Scott Schlecter  - Kayne Anderson - Analyst

 Hello. Could you give us an update on what you’re seeing in terms of the current fiscal year’s new pricing and how your operators are faring under that and how coverage looks going forward?

 Andre Dimitriadis  - LTC Properties - CEO

 The operators are doing actually very well. Texas had a 6 to 7% rate increase proposed. I am not sure whether it is 100% finalized, Clint. I don’t know if you know.

 Clint Malin  - LTC Properties - Chief Investment Officer

 Not yet.

 Andre Dimitriadis  - LTC Properties - CEO

 Not yet, but hopefully it will be finalized and, of course, we’ve got a lot of Texas exposure, so that’s always something very welcome. In terms of Medicare, I think the news was good on the Medicare front. The operators that we are dealing with, both in the assisted living and in the skilled nursing area, are doing better than they were doing the year prior and are doing — are doing well.

 Wendy Simpson  - LTC Properties - CFO

 And this new acquisition, based on their pro forma, covers right away, so we only expect this acquisition to be even better. So we haven’t had any — I think California recently had some rate changes that were to the positive. So we haven’t had anybody who’s really come to us or any states that we have any concentration in that we’re concerned about.

 Scott Schlecter  - Kayne Anderson - Analyst

 Good. Thank you.

 Wendy Simpson  - LTC Properties - CFO

 You’re welcome, Scott.

Operator

 And there are no further questions at this time. I’d like to turn the conference back over to Mr. Dimitriadis for any closing remarks.

 Wendy Simpson  - LTC Properties - CFO

 Thank you.

 Andre Dimitriadis  - LTC Properties - CEO

 Maybe one additional comment, Wendy, we can make is that in terms of exposure either of leased or loans or leases or loans, we, I believe, don’t have anything in the state of Mississippi, and we have only one nursing home in the state of Louisiana and Lake Providence. That is right now actually has filled up with people that were evacuated from other nursing homes in the more affected areas of Louisiana. So to the extent that the state’s economies have suffered, I don’t know what impact that will have, but as I said, we only have one nursing home on which we have a loan in Louisiana. With that, I’d like to thank everybody, and I hope that you all will try as much as you can to help our fellow citizens in Mississippi and Louisiana.

Operator

 Thank you.

 Andre Dimitriadis  - LTC Properties - CEO

 Thank you all.

Operator

 Ladies and gentlemen, thank you so much for your participation in today’s conference. This does conclude the presentation. You may now disconnect. Have a great day.

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